UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report – July 20, 2009

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code: (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Bemis Company, Inc. (“Bemis” or the “Company”) is filing this Current Report on Form 8-K to update portions of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission (Commission) on February 27, 2009 (2008 Form 10-K) to reflect, for all periods presented, the retrospective impact of adopting Financial Accounting Standards Board (FASB) Statement No. 160, Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 (FAS 160) and FASB Staff Position (FSP) No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (FSP No. EITF 03-6-1).

FAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, commonly referred to as minority interest.  The statement requires that noncontrolling interests be reported within the equity section of the balance sheet and that the amounts of consolidated net income or loss and consolidated comprehensive income or loss attributable to the parent company and the noncontrolling interests are clearly presented separately in the consolidated financial statements.  Also, pursuant to FAS 160, where appropriate, losses will be allocated to noncontrolling interests even when that allocation may result in a deficit equity balance.  While the accounting provisions of FAS 160 are being applied prospectively beginning January 1, 2009, the presentation and disclosure requirements have been applied retrospectively.  Upon adoption of FAS 160, the Company reclassified minority interests in its consolidated balance sheet from the mezzanine section, between liabilities and equity, to the equity section.  Additionally, the Company changed the way noncontrolling interests are presented within the consolidated statement of income to reflect results attributable to both the Company’s interests and noncontrolling interests.  The adoption of FAS 160 did not impact our reported earnings per share.

FSP No. EITF 03-6-1 clarifies that unvested share-based payment awards that contain nonforfeitable rights to receive dividends or dividend equivalents (whether paid or unpaid) are participating securities, and thus, should be included in the two-class method of computing earnings per share (EPS).  Participating securities under this statement include our unvested employee stock awards, which receive nonforfeitable cash payments equal to the dividend on Bemis common stock.  The provisions of FSP No. EITF 03-6-1 have been applied to all periods presented.  As discussed under the “Earnings per share” section of Note 1, “Business Description and Significant Accounting Policies,” the Company excluded income attributable to the unvested employee stock awards from the numerator and excluded the dilutive impact of those awards from the denominator in the calculation of EPS upon adoption of FSP No. EITF 03-6-1.  The impact of adopting FSP EITF 03-6-1 was a $0.04 per share decrease in diluted earnings per share for each of the years 2008 and 2007, and a $0.03 per share decrease in diluted earnings per share for the year 2006.  Earnings per share for each year presented has been recast to reflect the impact of this new accounting guidance.

The adoption of FAS 160 and FSP No. EITF 03-6-1 was previously reflected in the Company’s most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the Commission on May 11, 2009 (March 2009 Form 10-Q).

The following sections of the 2008 Form 10-K are being filed to reflect the retrospective adoption of FAS 160 and FSP EITF 03-6-1 (such sections are filed as Exhibits hereto and hereby incorporated by reference herein):

•                  Part II – Item 6. Selected Financial Data.

•                  Part II – Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•                  Part II – Item 8. Financial Statements and Supplementary Data.

•                  Part II – Item 9A. Controls and Procedures.

The Company has included the entire text of the affected sections.  No sections of the 2008 Form 10-K other than those identified above are being updated by this filing.  Information in the 2008 Form 10-K is generally stated as of December 31, 2008 and this filing does not reflect any subsequent information or events other than the adoption of the accounting pronouncements described above.  Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2008 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known to management.  More current information is included in the Company’s other filings with the Commission.  This Current Report on Form 8-K should be read in conjunction with the 2008 Form 10-K, the March 2009 Form 10-Q and the Company’s other filings.  These other filings contain important information regarding the Company that has arisen since the filing of the 2008 Form 10-K and the March 2009 Form 10-Q.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP

99.1

Update of Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Financial Statements and Supplementary Data, and Controls and Procedures from Bemis Company, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Senior Vice President and Chief Financial Officer		Stanley A. Jaffy, Vice President and Controller

Date	July 20, 2009	Date	July 20, 2009